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                                                                   EXHIBIT 10.27

                             SEPARATION AGREEMENT


THIS AGREEMENT, dated as of July 13, 1998 entered into by and between Select Comfort Corporation, a Minnesota Corporation (the "Company") and John D. Watson, an individual presently residing in the State of Minnesota (the "Employee").

                                   RECITALS

A. The Company and the Employee have agreed to certain terms and conditions relating to the remaining term of the Employee's employment with the Company and the Employee's separation from the Company.

B. All of the terms and conditions relating to the Employee's employment with the Company and the Employee's separation from the Company are set forth herein and this Agreement supersedes and replaces in its entirety any previous agreement or understanding relating thereto between the Company and the Employee.

In consideration of the foregoing and the mutual agreements set forth below the parties hereto agree as follows:

1. TERM OF SERVICE: SEPARATION FROM SERVICE. The Company agrees that the Employee's employment with the Company will continue until September 1, 1998 (the "Separation Date"). The Employee agrees to continue performing services as an employee of the Company as directed by the President and Chief Executive Officer of the Company through the Separation Date. On the Separation Date, the Employee understands that his position as an employee and officer of the Company and all of its subsidiaries has been eliminated.

2. COVERAGE UNDER PLANS. The Employee will continue to participate in all employee benefit plans for which he is eligible through the Separation Date. From and after the Separation Date and until the earlier of (i) eleven months after the Separation Date or (ii) the date that the Employee becomes employed by another employer, the Company will continue to pay the employer portion of the premiums for the Employee's coverage in the Company's health and dental plans and the Employee will remain responsible for the Employee's portion of such premiums.

3. SEVERANCE COMPENSATION. Subject to compliance by the Employee with the terms and conditions of this Agreement, and subject to the execution and delivery by the Employee of the release in the form of Exhibit A attached hereto (the "Release") and the effectiveness of the Release following the passage of any applicable period of time during which the Release may be revoked by the Employee, and in consideration for the obligations of the Employee under Section 6 below, the Company agrees to pay severance compensation to the over a period of eleven (11) months commencing immediately following the "Separation Date of the Employee" at the current rate of

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     annual salary of $155,000.  Such severance compensation will be paid in accordance with the Company's standard payroll practices, including timing and manner of payment and the Company will be entitled to deduct and withhold any amounts necessary to satisfy any income or employment-related tax requirements.

4. BONUS COMPENSATION. The Company agrees to pay out 8/12 of the employee's normal eligible bonus. Payment will be determined at the end of fiscal 1998 and paid in accordance with the Company's standard payroll practices, including timing and manner of payment and the Company will be entitled to deduct and withhold any amounts necessary to satisfy any income or employment-related tax requirements.

5. STOCK OPTIONS. All options to purchase shares of Common Stock of the Company heretofore granted to the Employee that are vested and exercisable in accordance with their terms as of the Separation Date and not previously exercised will remain exercisable for a period of three (3) months following the Separation Date. To the extent that any options held by the Employee are not exercised within three (3) months following the Separation Date, such options will terminate and will no longer be exercisable.

6. OUTPLACEMENT SERVICES. The Company will provide the Employee with outplacement services for the continuing career development of the Employee, as requested by the Employee, for a period of up to one (1) year and in an amount not to exceed $5,000.

7. NON-COMPETITION AND NON-DISCLOSURE OF CONFIDENTIAL INFORMATION, The Employee agrees that from and after the date hereof and through a period of eighteen (18) months following the cessation of the severance payments provided for in Section 3 above, the Employee will not alone or in any capacity with any other person or entity:

     A. directly or indirectly engage in any commercial activity that competes with the Company's business anywhere in the world; or

     B. in any way interfere or attempt to interfere with the Company's relationships with any of its current or potential vendors, suppliers, distributors, joint venture partners or customers; or

     C. solicit for employment, employ or attempt to employ any employee currently employed by the Company or any employee that hereafter becomes employed by the Company.

     The Employee further agrees that from and after the date hereof, except as may be expressly required in the performance of the Employee's duties for and on behalf of the Company the Employee will not use or disclose to any party any of the Company's proprietary or confidential information.

8. NON-DISPARAGEMENT: The Employee agrees that he will not, at any time, disparage, demean or criticize, or do or say anything to cause injury to, the business, reputation, management, employees, members of the Board of Directors or products of the

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     Company.  The Company agrees that it will not, at any time, disparage, demean or criticize, or do or say anything to cause injury to the reputation or career development of the Employee. In addition to any other damages or remedies that may be available to a non-breaching party for any breach of this Section 7, any breaching party shall further be obliged to the non-breaching party for any reasonable attorneys fees and costs incurred by the non-breaching party to enforce the provisions of this Section 7.

9. CONFIDENTIALITY AGREEMENT. The Company and the Employee each agree that they will hold the facts and circumstances of this Agreement is strict confidence and will not reveal the impending separation of the Employee from employment with the Company, the existence of this Agreement or the terms of this Agreement to anyone except as may be required by law. Notwithstanding the foregoing, each of the parties hereto will be entitled to advise their respective professional advisors of the terms hereof, and the Employee will be entitled to discuss the terms hereof with immediate family members.

10. NO OTHER COMPENSATION. The Employee agrees and understands that he is entitled to no other compensation other than as expressly enumerated in this Agreement and will not accrue or become entitled to any benefits other than as expressly enumerated herein. The Employee also understands that payments made pursuant to this Agreement may be subject to withholding of applicable income and other employment-related taxes and consents to the Company's right to withhold from such payments. Furthermore, the Employee acknowledges that the benefits under this Agreement are more than he would have received under normal policies in the absence of this Agreement and the attached Release.

11.  KNOWING AND WILLFUL AGREEMENT.   The Employee hereby acknowledges he fully
     understands and accepts the terms of this Agreement, that his signature is freely, voluntarily and knowingly given, and that he has been provided a full opportunity to review and reflect on the terms of this Agreement and to obtain the advise of legal counsel of his choice, which advice the Company has encouraged him to obtain.

12. RESCISSION PERIOD. After executing this Agreement, the Employee understands that he may rescind this Agreement by delivering written notice of such rescission within fifteen (15) days of the date of such execution by certified mail, return receipt requested, to Select Comfort Corporation, 6105 Trenton Lane North, Minneapolis, Minnesota 55442, Attn: President and Chief Executive Officer. The Employee understands that this Agreement will not become effective until the end of such 15-day period and only if the Employee does not rescind this Agreement.

13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all previous negotiations, representations and agreements heretofore made by the Parties with respect to the subject matter hereof. No amendment waiver or discharge hereof shall be valid unless in writing and executed by both parties hereto.

14. GOVERNING LAW. The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement, without regard to the conflict of law


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     provisions of any jurisdictions.  Any legal proceeding related to this
     Agreement, will be brought In an appropriate Minnesota court, and both the Company and the Employee hereby consent to the exclusive jurisdiction of that court for this purpose.

15. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted so that it is valid under applicable law, If any provision of the Agreement is to any extent rendered invalid under applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

16. NO ASSIGNMENT. The Employee may not assign this Agreement to any third party for whatever purpose without the express written consent of the Company. The Company may not assign this Agreement to any third party, except by operation of law through merger, consolidation, liquidation or recapitalization, or by sale of all or substantially all of the assets of the Company, without the express written consent of the Employee.

17. REMEDIES. The parties hereto agree that the rights granted by this Agreement are both unique and special, and the parties contemplate that enforcement of this Agreement may be had by recourse to the equitable remedies available in courts of appropriate jurisdiction in addition to any other remedies which may be or may become available at law.

18. BINDING EFFECT. This Agreement and the obligations of the respective parties hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. In furtherance of, and not in limitation of, the foregoing, the Company agrees that the provisions of this Agreement shall be binding upon any successor to the business and assets of the Company and the provisions of this Agreement for the benefit of the Employee shall inure to the benefit of the Employee's estate in the event of the Employee's death.

The parties have duly executed this Agreement as of the date set forth above.


SELECT COMFORT CORPORATION

By   /s/ Robert Hawthorne
  ---------------------------------
     Its: President and CEO

JOHN D. WATSON


     /s/ John D. Watson
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